DERIVED INFORMATION [3/27/06]

[$1,556,000,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$1,584,800,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-4

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates with a file number of 333-127872. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein. The securities are being offered when, as and if issued. In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision(including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

	Period	1m Libor	6m Libor
1	Apr-06	4.94%	5.13%
2	May-06	4.99%	5.17%
3	Jun-06	5.08%	5.20%
4	Jul-06	5.13%	5.21%
5	Aug-06	5.16%	5.21%
6	Sep-06	5.17%	5.20%
7	Oct-06	5.16%	5.19%
8	Nov-06	5.15%	5.18%
9	Dec-06	5.15%	5.16%
10	Jan-07	5.14%	5.15%
11	Feb-07	5.12%	5.13%
12	Mar-07	5.10%	5.11%
13	Apr-07	5.08%	5.10%
14	May-07	5.06%	5.09%
15	Jun-07	5.05%	5.08%
16	Jul-07	5.04%	5.08%
17	Aug-07	5.03%	5.08%
18	Sep-07	5.02%	5.07%
19	Oct-07	5.02%	5.07%
20	Nov-07	5.02%	5.07%
21	Dec-07	5.02%	5.07%
22	Jan-08	5.02%	5.07%
23	Feb-08	5.01%	5.07%
24	Mar-08	5.01%	5.07%
25	Apr-08	5.01%	5.07%
26	May-08	5.01%	5.08%
27	Jun-08	5.02%	5.08%
28	Jul-08	5.02%	5.09%
29	Aug-08	5.02%	5.09%
30	Sep-08	5.02%	5.10%
31	Oct-08	5.03%	5.11%
32	Nov-08	5.04%	5.11%
33	Dec-08	5.06%	5.12%
34	Jan-09	5.07%	5.12%
35	Feb-09	5.07%	5.13%
36	Mar-09	5.07%	5.13%
37	Apr-09	5.07%	5.14%
38	May-09	5.07%	5.14%
39	Jun-09	5.08%	5.15%
40	Jul-09	5.08%	5.16%
41	Aug-09	5.09%	5.16%
42	Sep-09	5.10%	5.17%
43	Oct-09	5.11%	5.17%
44	Nov-09	5.11%	5.17%
45	Dec-09	5.12%	5.17%
46	Jan-10	5.13%	5.17%
47	Feb-10	5.12%	5.17%
48	Mar-10	5.11%	5.17%
49	Apr-10	5.11%	5.17%
50	May-10	5.11%	5.17%
51	Jun-10	5.12%	5.19%
52	Jul-10	5.12%	5.23%
53	Aug-10	5.13%	5.28%
54	Sep-10	5.10%	5.33%
55	Oct-10	5.12%	5.37%
56	Nov-10	5.23%	5.40%
57	Dec-10	5.36%	5.39%
58	Jan-11	5.42%	5.36%
59	Feb-11	5.41%	5.31%
60	Mar-11	5.34%	5.27%
61	Apr-11	5.27%	5.23%
62	May-11	5.21%	5.21%
63	Jun-11	5.17%	5.19%
64	Jul-11	5.14%	5.18%
65	Aug-11	5.13%	5.18%
66	Sep-11	5.12%	5.18%
67	Oct-11	5.12%	5.19%
68	Nov-11	5.12%	5.19%
69	Dec-11	5.13%	5.20%
70	Jan-12	5.13%	5.20%
71	Feb-12	5.14%	5.21%
72	Mar-12	5.15%	5.21%
73	Apr-12	5.15%	5.22%
74	May-12	5.16%	5.22%
75	Jun-12	5.16%	5.22%
76	Jul-12	5.16%	5.22%
77	Aug-12	5.17%	5.23%
78	Sep-12	5.17%	5.23%
79	Oct-12	5.17%	5.23%
80	Nov-12	5.17%	5.24%
81	Dec-12	5.17%	5.25%
82	Jan-13	5.18%	5.25%
83	Feb-13	5.18%	5.26%
84	Mar-13	5.19%	5.26%
85	Apr-13	5.20%	5.27%
86	May-13	5.20%	5.27%
87	Jun-13	5.21%	5.28%
88	Jul-13	5.21%	5.28%
89	Aug-13	5.22%	5.28%
90	Sep-13	5.22%	5.28%
91	Oct-13	5.22%	5.27%
92	Nov-13	5.22%	5.27%
93	Dec-13	5.22%	5.27%
94	Jan-14	5.22%	5.27%
95	Feb-14	5.21%	5.26%
96	Mar-14	5.21%	5.26%
97	Apr-14	5.21%	5.26%
98	May-14	5.20%	5.27%
99	Jun-14	5.20%	5.27%
100	Jul-14	5.20%	5.27%
101	Aug-14	5.21%	5.28%
102	Sep-14	5.21%	5.29%
103	Oct-14	5.22%	5.30%
104	Nov-14	5.22%	5.30%
105	Dec-14	5.23%	5.31%
106	Jan-15	5.24%	5.32%
107	Feb-15	5.25%	5.33%
108	Mar-15	5.26%	5.34%
109	Apr-15	5.27%	5.34%
110	May-15	5.28%	5.35%
111	Jun-15	5.28%	5.35%
112	Jul-15	5.29%	5.35%
113	Aug-15	5.29%	5.36%
114	Sep-15	5.30%	5.35%
115	Oct-15	5.30%	5.35%
116	Nov-15	5.30%	5.35%
117	Dec-15	5.30%	5.35%
118	Jan-16	5.29%	5.34%
119	Feb-16	5.29%	5.34%
120	Mar-16	5.29%	5.34%
121	Apr-16	5.28%	5.34%
122	May-16	5.28%	5.34%
123	Jun-16	5.28%	5.34%
124	Jul-16	5.28%	5.34%
125	Aug-16	5.28%	5.34%
126	Sep-16	5.28%	5.35%
127	Oct-16	5.28%	5.35%
128	Nov-16	5.28%	5.35%
129	Dec-16	5.29%	5.36%
130	Jan-17	5.29%	5.36%
131	Feb-17	5.29%	5.36%
132	Mar-17	5.30%	5.37%
133	Apr-17	5.30%	5.37%
134	May-17	5.31%	5.37%
135	Jun-17	5.31%	5.37%
136	Jul-17	5.31%	5.37%
137	Aug-17	5.31%	5.37%
138	Sep-17	5.31%	5.37%
139	Oct-17	5.31%	5.37%
140	Nov-17	5.31%	5.37%
141	Dec-17	5.31%	5.37%
142	Jan-18	5.31%	5.36%
143	Feb-18	5.31%	5.36%
144	Mar-18	5.31%	5.36%
145	Apr-18	5.30%	5.36%
146	May-18	5.30%	5.36%
147	Jun-18	5.30%	5.36%
148	Jul-18	5.30%	5.36%
149	Aug-18	5.30%	5.36%
150	Sep-18	5.30%	5.36%
151	Oct-18	5.30%	5.36%
152	Nov-18	5.30%	5.36%
153	Dec-18	5.31%	5.36%
154	Jan-19	5.30%	5.36%
155	Feb-19	5.30%	5.36%
156	Mar-19	5.30%	5.36%
157	Apr-19	5.30%	5.36%
158	May-19	5.30%	5.37%
159	Jun-19	5.30%	5.37%
160	Jul-19	5.31%	5.37%
161	Aug-19	5.31%	5.37%
162	Sep-19	5.31%	5.38%
163	Oct-19	5.31%	5.38%
164	Nov-19	5.31%	5.39%
165	Dec-19	5.32%	5.39%
166	Jan-20	5.32%	5.40%
167	Feb-20	5.33%	5.40%
168	Mar-20	5.34%	5.41%
169	Apr-20	5.34%	5.41%
170	May-20	5.35%	5.41%
171	Jun-20	5.35%	5.41%
172	Jul-20	5.35%	5.41%
173	Aug-20	5.35%	5.41%
174	Sep-20	5.35%	5.41%
175	Oct-20	5.35%	5.41%
176	Nov-20	5.35%	5.41%
177	Dec-20	5.35%	5.41%
178	Jan-21	5.35%	5.40%
179	Feb-21	5.35%	5.40%
180	Mar-21	5.34%	5.40%
181	Apr-21	5.34%	5.40%
182	May-21	5.34%	5.40%
183	Jun-21	5.34%	5.40%
184	Jul-21	5.34%	5.40%
185	Aug-21	5.34%	5.40%
186	Sep-21	5.34%	5.39%
187	Oct-21	5.34%	5.39%
188	Nov-21	5.34%	5.39%
189	Dec-21	5.33%	5.39%
190	Jan-22	5.33%	5.39%
191	Feb-22	5.33%	5.39%
192	Mar-22	5.33%	5.39%
193	Apr-22	5.33%	5.39%
194	May-22	5.33%	5.39%
195	Jun-22	5.33%	5.39%
196	Jul-22	5.33%	5.39%
197	Aug-22	5.33%	5.39%
198	Sep-22	5.33%	5.38%
199	Oct-22	5.33%	5.38%
200	Nov-22	5.32%	5.38%
201	Dec-22	5.32%	5.38%
202	Jan-23	5.32%	5.38%
203	Feb-23	5.32%	5.38%
204	Mar-23	5.32%	5.38%
205	Apr-23	5.32%	5.37%
206	May-23	5.32%	5.37%
207	Jun-23	5.31%	5.37%
208	Jul-23	5.31%	5.37%
209	Aug-23	5.31%	5.37%
210	Sep-23	5.31%	5.37%
211	Oct-23	5.31%	5.36%
212	Nov-23	5.31%	5.36%
213	Dec-23	5.31%	5.36%
214	Jan-24	5.30%	5.36%
215	Feb-24	5.30%	5.36%
216	Mar-24	5.30%	5.36%
217	Apr-24	5.30%	5.35%
218	May-24	5.30%	5.35%
219	Jun-24	5.29%	5.35%
220	Jul-24	5.29%	5.35%
221	Aug-24	5.29%	5.35%
222	Sep-24	5.29%	5.34%
223	Oct-24	5.29%	5.34%
224	Nov-24	5.29%	5.34%
225	Dec-24	5.29%	5.34%
226	Jan-25	5.28%	5.34%
227	Feb-25	5.28%	5.33%
228	Mar-25	5.28%	5.33%
229	Apr-25	5.28%	5.33%
230	May-25	5.27%	5.33%
231	Jun-25	5.27%	5.33%
232	Jul-25	5.27%	5.33%
233	Aug-25	5.27%	5.32%
234	Sep-25	5.27%	5.32%
235	Oct-25	5.27%	5.32%
236	Nov-25	5.26%	5.32%
237	Dec-25	5.26%	5.31%
238	Jan-26	5.26%	5.31%
239	Feb-26	5.26%	5.31%
240	Mar-26	5.26%	5.31%
241	Apr-26	5.25%	5.31%
242	May-26	5.25%	5.31%
243	Jun-26	5.25%	5.31%
244	Jul-26	5.25%	5.30%
245	Aug-26	5.25%	5.30%
246	Sep-26	5.25%	5.30%
247	Oct-26	5.25%	5.30%
248	Nov-26	5.25%	5.30%
249	Dec-26	5.24%	5.30%
250	Jan-27	5.24%	5.30%
251	Feb-27	5.24%	5.30%
252	Mar-27	5.24%	5.30%
253	Apr-27	5.24%	5.29%
254	May-27	5.24%	5.29%
255	Jun-27	5.24%	5.29%
256	Jul-27	5.24%	5.29%
257	Aug-27	5.23%	5.29%
258	Sep-27	5.23%	5.29%
259	Oct-27	5.23%	5.29%
260	Nov-27	5.23%	5.28%
261	Dec-27	5.23%	5.28%
262	Jan-28	5.23%	5.28%
263	Feb-28	5.23%	5.28%
264	Mar-28	5.22%	5.28%
265	Apr-28	5.22%	5.28%
266	May-28	5.22%	5.28%
267	Jun-28	5.22%	5.28%
268	Jul-28	5.22%	5.28%
269	Aug-28	5.22%	5.28%
270	Sep-28	5.22%	5.27%
271	Oct-28	5.22%	5.27%
272	Nov-28	5.22%	5.27%
273	Dec-28	5.21%	5.27%
274	Jan-29	5.21%	5.27%
275	Feb-29	5.21%	5.27%
276	Mar-29	5.21%	5.26%
277	Apr-29	5.21%	5.26%
278	May-29	5.21%	5.26%
279	Jun-29	5.21%	5.26%
280	Jul-29	5.21%	5.26%
281	Aug-29	5.20%	5.26%
282	Sep-29	5.20%	5.26%
283	Oct-29	5.20%	5.26%
284	Nov-29	5.20%	5.25%
285	Dec-29	5.20%	5.25%
286	Jan-30	5.20%	5.25%
287	Feb-30	5.20%	5.25%
288	Mar-30	5.20%	5.25%
289	Apr-30	5.19%	5.25%
290	May-30	5.19%	5.25%
291	Jun-30	5.19%	5.25%
292	Jul-30	5.19%	5.25%
293	Aug-30	5.19%	5.24%
294	Sep-30	5.19%	5.24%
295	Oct-30	5.19%	5.24%
296	Nov-30	5.19%	5.24%
297	Dec-30	5.18%	5.24%
298	Jan-31	5.18%	5.23%
299	Feb-31	5.18%	5.23%
300	Mar-31	5.18%	5.23%
301	Apr-31	5.18%	5.23%
302	May-31	5.18%	5.23%
303	Jun-31	5.17%	5.23%
304	Jul-31	5.17%	5.23%
305	Aug-31	5.17%	5.23%
306	Sep-31	5.17%	5.23%
307	Oct-31	5.17%	5.23%
308	Nov-31	5.17%	5.23%
309	Dec-31	5.17%	5.23%
310	Jan-32	5.17%	5.22%
311	Feb-32	5.17%	5.22%
312	Mar-32	5.17%	5.22%
313	Apr-32	5.17%	5.22%
314	May-32	5.17%	5.22%
315	Jun-32	5.16%	5.22%
316	Jul-32	5.16%	5.22%
317	Aug-32	5.16%	5.22%
318	Sep-32	5.16%	5.21%
319	Oct-32	5.16%	5.21%
320	Nov-32	5.16%	5.21%
321	Dec-32	5.16%	5.21%
322	Jan-33	5.16%	5.21%
323	Feb-33	5.15%	5.21%
324	Mar-33	5.15%	5.21%
325	Apr-33	5.15%	5.21%
326	May-33	5.15%	5.21%
327	Jun-33	5.15%	5.21%
328	Jul-33	5.15%	5.21%
329	Aug-33	5.15%	5.21%
330	Sep-33	5.15%	5.20%
331	Oct-33	5.15%	5.20%
332	Nov-33	5.15%	5.20%
333	Dec-33	5.15%	5.20%
334	Jan-34	5.15%	5.20%
335	Feb-34	5.14%	5.20%
336	Mar-34	5.14%	5.20%
337	Apr-34	5.14%	5.20%
338	May-34	5.14%	5.20%
339	Jun-34	5.14%	5.19%
340	Jul-34	5.14%	5.19%
341	Aug-34	5.14%	5.19%
342	Sep-34	5.14%	5.19%
343	Oct-34	5.14%	5.19%
344	Nov-34	5.14%	5.19%
345	Dec-34	5.14%	5.19%
346	Jan-35	5.14%	5.19%
347	Feb-35	5.13%	5.19%
348	Mar-35	5.13%	5.19%
349	Apr-35	5.13%	5.19%
350	May-35	5.13%	5.19%
351	Jun-35	5.13%	5.18%
352	Jul-35	5.13%	5.18%
353	Aug-35	5.13%	5.18%
354	Sep-35	5.13%	5.18%
355	Oct-35	5.13%	5.18%
356	Nov-35	5.13%	5.18%
357	Dec-35	5.13%	5.18%
358	Jan-36	5.13%	5.18%
359	Feb-36	5.12%	5.18%
360	Mar-36	5.12%	5.18%